Exhibit 23.8

CONSENT OF ORE RESERVES ENGINEERING

The undersigned, Ore Reserves Engineering, hereby states as follows:

Our firm prepared an independent review, completed in 2005 (the “2005 Review”), concerning resources in the Brimstone Deposit of the Hycroft Mine of Vista Gold Corp. (the “Company”), portions of which are summarized under the caption “Item 2. Properties — Hycroft Mine — Updated Feasibility Study” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Form 10-K”), which in turn is incorporated by reference in this Registration Statement on Form S-3 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the 2005 Review, including the reference to our firm included with such information, as set forth above in the Form 10-K.

Ore Reserves Engineering

By:	/s/ Alan C. Noble
Name:	Alan C. Noble
Title:	Principal Engineer

Date: March 20, 2006